Exhibit 10.15

ASSIGNMENT OF LEASES AND RENTS

[ AUGUSTA]

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made this 13th day of February, 2008, by BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership (“Grantor”), whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 Attention: Gerald J. Reihsen, III, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (in such capacity, together with any successor Administrative Agent hereafter appointed by the Lenders, “Administrative Agent”), for and on behalf of the Loan Parties (defined below), whose address is 901 Main Street, 20th Floor, Dallas, Texas 75202 Attn:  Real Estate Loan Administration.

RECITALS

A.            Behringer Harvard Opportunity OP I, LP, a Texas limited partnership (the “Operating Partnership”) and certain of its Subsidiaries, including Grantor, (the “Subsidiary Obligors”) (the Operating Partnership and Subsidiary Obligors are sometimes referred to herein, collectively, as “Borrowers”) may from time to time be indebted to the Loan Parties pursuant to that certain Credit Agreement dated of even date herewith (as modified, amended, renewed, restated or supplemented from time to time, the “Credit Agreement”), among Borrowers, L/C Issuer, Swap Bank and the Lenders (herein so called) now or hereafter made a party to the Credit Agreement (Administrative Agent, L/C Issuer, Swap Bank and Lenders, together with their respective successors and assigns, are herein called the “Loan Parties”), Grantor and the other Subsidiary Obligors from time to time made a party thereto.  The Credit Agreement evidences, in part, a $75,000,000 loan (with an option to increase the amount of such loan up to $150,000,000 as provided in the Credit Agreement) (the “Loan”).

B.            In connection with and pursuant to the terms of the Credit Agreement, Grantor hereby executes and delivers this Assignment to Administrative Agent, for the ratable behalf of the Loan Parties.

AGREEMENT

1.             Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

2.             Property.  Grantor is the owner of that certain real property described in Exhibit A attached hereto and incorporated herein by this reference (such real property, together with all improvements now or hereafter situated thereon, and all appurtenances thereto, being hereinafter referred to as the “Property”).

3.             Loan Documents. Grantor has executed that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement (the “Deed of Trust”), of even date herewith (this Assignment, the Credit Agreement, the Deed of Trust, and all instruments and all other documents executed in connection with the Loan are hereinafter referred to collectively as the “Loan Documents”).  The terms “Credit Agreement”, “Deed of Trust”, and “Loan Documents” shall be deemed to include any and all modifications, amendments, extensions, renewals and substitutions, supplements or restatements, in whole or in part, thereof.

4.             Assignment.  As an inducement to the Loan Parties to extend certain financial accommodations to Borrowers, Grantor hereby assigns, sells, conveys, and sets over unto Administrative Agent, for the ratable behalf of the Loan Parties, all of Grantor’s right, title, and interest in and to:

(1)           any leases, licenses, concession agreements, franchise and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of Grantor, any sublease, subsublease or sublicense, which now or hereafter may affect the Property or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every amendment, restatement, supplement consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any guarantees of leasing commissions (collectively, the “Leases”); and

(2)           all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to Grantor to reimburse Grantor for amounts originally paid or to be paid by Grantor or its agents or Affiliates for which such Tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, valet, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits (all of the foregoing being hereinafter referred to collectively as the “Rents”).

Notwithstanding anything contained herein to the contrary, in no event shall this Assignment be deemed to reduce the Indebtedness by an amount in excess of the actual amount of cash received by Grantor under any Lease, whether before, during or after the occurrence of a Default, and Grantor acknowledges that in no event shall the Indebtedness be reduced by the value from time to time of the Rents of or from the Property.  In addition, Administrative Agent reserves the right, at any time, whether before or after the occurrence of a Default, to re-characterize this Assignment as merely constituting security for the indebtedness of Grantor to the Loan Parties, which re-characterization shall be made by written notice delivered to Grantor.  Grantor’s receipt of any rents, issues, and profits pursuant to this assignment after the institution of foreclosure proceedings, either by court action or by the private power of sale contained in the Deed of Trust, shall not cure a Default, or affect such proceedings or sale. THIS ASSIGNMENT SHALL NOT CONSTITUTE OR EVIDENCE ANY PAYMENT WHATSOEVER ON ACCOUNT OF THE INDEBTEDNESS, AND THE INDEBTEDNESS SHALL BE REDUCED BY AMOUNTS COLLECTED BY ADMINISTRATIVE AGENT ONLY IF AND TO THE EXTENT THAT SUCH AMOUNTS ARE ACTUALLY PAID TO ADMINISTRATIVE AGENT, FOR THE RATABLE BENEFIT OF THE LOAN PARTIES, AND APPLIED BY THE LOAN PARTIES IN REDUCTION OF THE UNPAID PRINCIPAL BALANCE OF THE INDEBTEDNESS.

5.             Warranties and Covenants as to Leases.  Grantor represents, warrants, and covenants to Administrative Agent and the Loan Parties that (i) it has delivered to Administrative Agent a true and correct copy of all Leases and each guarantee thereof (if any), affecting any part of the Property, together with an accurate and complete rent roll for the Property, and no such Lease or guarantee contains any option to purchase all or any portion of the Property or any interest therein or contains any right of first refusal relating to any sale of the Property or any portion thereof or interest therein; (ii) it now is (or with respect to Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of any Leases, with full right and title to assign the same and the Rents due or to become due thereunder; that any existing Leases are valid, in full force and effect, and have not been modified or amended, except as stated herein; (iii) there is no outstanding assignment or pledge of the Leases or of the Rents due or to become due thereunder; and (iv) there are no existing defaults under the terms of the Leases on the part of Grantor or, to the best knowledge of Grantor, any other party thereto.  Grantor also represents, warrants, and covenants that all Tenants under the Leases are paying rent on fully executed Leases.  All future Leases shall be executed on the lease form approved by Administrative Agent in accordance with the Credit Agreement.

6.             Covenant to Defend Actions.    Grantor shall, at Grantor’s sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with any Leases or the obligations, duties, or liabilities of the lessor or lessee thereunder, and shall pay all reasonable costs and expenses, including reasonable attorneys’ fees, which Administrative Agent may incur in connection with Administrative Agent’s appearance, voluntary or otherwise, in any such action or proceeding.

7.             Administrative Agent Rights as to Leases and Rents.    This is a current, direct and

absolute assignment, and Administrative Agent, on behalf of the Loan Parties, shall have the right, at its option after the occurrence of and during the continuation of a Default, to enter and take possession of the Property and to perform all acts necessary for the operation and maintenance of the Property in the same manner and to the same extent that Grantor might reasonably so act.  In furtherance of the foregoing, and not by way of limitation, Administrative Agent is empowered, but shall have no obligation, to collect the Rents accruing under any Lease, to enforce payment thereof and the performance of any and all terms and provisions thereof, to exercise all the rights and privileges of Grantor thereunder, including the right to fix or modify Rents, to demand and sue for possession of the premises covered by any Lease, and to relet such premises and collect the Rents accruing by reason of such reletting.  Administrative Agent shall from time to time apply the net income derived under any Leases, after payment of all proper costs and charges (including any loss or damage of the nature referred to in Section 10 hereof, and including reasonable attorneys’ fees and other costs of collection) to any sums then due to the Loan Parties under the Loan Documents, in such order as Administrative Agent may elect, but Administrative Agent shall in no event be accountable for any moneys not actually received by Administrative Agent pursuant hereto.

8.             License to Grantor Until Default.   Until the occurrence of a Default, Grantor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of a Default) to collect the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Administrative Agent, for the ratable behalf of the Loan Parties, and to otherwise deal with all Leases as permitted by this Assignment.  Each month, provided no Default has occurred and is continuing, Grantor may retain such Rents as were collected that month; provided, however, that all Rents collected by Grantor shall be applied first to the pay the costs and expenses associated with the ownership, maintenance, development, operating, and marketing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such Rents for any other purpose.  Upon the revocation of such license, all Rents shall be paid directly to Administrative Agent, for the ratable behalf of the Loan Parties, and not through Grantor, all without the necessity of any further action by Administrative Agent, including, without limitation, any action to obtain possession of all or any portion of the Property or any action for the appointment of a receiver.  Grantor hereby authorizes and directs the Tenants under the Leases to pay Rents to Administrative Agent upon written demand by Administrative Agent, without further consent of Grantor, without any obligation of such Tenants to determine whether a Default has in fact occurred and regardless of whether Administrative Agent has taken possession of any portion of the Property, and the Tenants may rely upon any written statement delivered by Administrative Agent to the Tenants.  Any such payments to Administrative Agent shall constitute payments to Grantor under the Leases, and Grantor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to do all things, after a Default, which Grantor might otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations or sums due to the Loan Parties hereunder or under the Loan Documents or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Administrative Agent, all in such manner as may be determined by Administrative Agent, (ii)

leasing, in the name of Grantor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services.  The curing of such Default, unless other Defaults also then exist, shall entitle Grantor to recover its aforesaid license to do any such things which Grantor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents.  The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of a Default and may be exercised independently of or concurrently with any of said remedies.  Nothing in the foregoing shall be construed to impose any obligation upon Administrative Agent, or any Loan Party, to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Administrative Agent and the Loan Parties for failure or inability to collect any Rents under any Lease.

9.             Authorization to Tenants.    Grantor hereby irrevocably agrees and directs that the Tenant under each Lease shall, upon demand and notice from Administrative Agent that Administrative Agent has revoked the license contained in Section 8 hereof, pay all Rents under such Lease to Administrative Agent, for the ratable behalf of the Loan Parties, without liability on the part of such Tenant for determining the validity or propriety of Administrative Agent’s revocation of such license, and notwithstanding any claim by Grantor that Administrative Agent’s revocation of such license is invalid or improper.  Grantor shall have no claim against any such Tenant for any Rents or other sums paid by such Tenant to Administrative Agent.

10.           No Responsibility Until Entry.    Prior to Administrative Agent’s actual entry and taking possession of the Property immediately affected by any Lease, this Assignment shall not operate to place responsibility upon Administrative Agent and the Loan Parties for the condition, safety, control, care, management, or repair of the Property.  Nothing contained herein shall be construed to bind Administrative Agent or any of the Loan Parties at any time to the performance of any of the terms or provisions contained in any Lease, or otherwise to impose any obligation on Administrative Agent and the Loan Parties, including, without limitation, any liability under any covenant of quiet enjoyment contained in any Lease in the event that any Lease shall be terminated or any Tenant dispossessed upon foreclosure of any of the Loan Documents.  GRANTOR AGREES TO INDEMNIFY AND HOLD ADMINISTRATIVE AGENT AND THE LOAN PARTIES HARMLESS OF AND FROM ANY AND ALL CLAIMS, LIABILITIES, LOSSES, EXPENSES, OR DAMAGES WHICH ADMINISTRATIVE AGENT AND THE LOAN PARTIES MAY INCUR UNDER ANY LEASE, OR BY REASON OF THIS ASSIGNMENT, EXCEPT ON ACCOUNT OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LOAN PARTY.

11.           Grantor to Perform and Enforce Leases.    Grantor shall perform, both before and after any revocation by Administrative Agent of the license contained in Section 8 hereof, all of Grantor’s covenants, agreements, and obligations as lessor under any Leases, and shall not suffer or permit to occur any release of liability of any Tenant or the accrual of any right in any Tenant to withhold any Rent or other sum payable under the terms of any Lease.  Grantor shall give prompt notice to Administrative Agent of any notice of default received from any Tenant or from any other person relative to the Property, and shall furnish Administrative Agent with a copy of any such notice.  If requested by Administrative Agent, Grantor shall enforce each Lease and all remedies available to Grantor against the Tenant thereunder in the event of any default by such Tenant.

12.           No Impairment of Administrative Agent’s Interests.    Grantor shall not make any other or further assignments of any Lease or of any interest therein, or of any of the Rents payable thereunder.  Grantor shall not modify or amend the terms of any guaranty of any Lease or cancel or terminate any such guaranty, nor consent to the assignment of any Lease, or any subletting thereunder, except in accordance with the terms of the Credit Agreement.

13.           Administrative Agent’s Rights to Perform.   If Grantor shall fail to make any payment or to perform any act required of Grantor under the terms hereof, then (without waiving any rights of Administrative Agent under the provisions of Section 14 hereof) Administrative Agent may, but shall not be obligated to, without notice to or demand on Grantor, and without releasing Grantor from any obligation hereof, make or perform the same in such manner and to such extent as Administrative Agent may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Grantor or Administrative Agent, performing or discharging any obligation, covenant, or agreement of Grantor under any Lease, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel, and incurring and paying reasonable attorneys’ fees.  Any sum advanced or paid by Administrative Agent for any such purpose shall be immediately due and payable to Administrative Agent, on behalf of the Loan Parties, by Grantor, and shall bear interest at the Past Due Rate (as that term is defined in the Credit Agreement) from the date paid or advanced by Administrative Agent until repaid by Grantor.

14.           Cross Default Provision. Any default by Grantor in the performance or observance of any covenant or condition hereof shall be deemed a Default under each of the Loan Documents, entitling Administrative Agent, for and on behalf of the Loan Parties, to exercise all or any remedies available to Administrative Agent and the Loan Parties under the terms of any or all Loan Documents, and any Default under any other Loan Document (subject to any applicable grace periods) shall be deemed a Default hereunder, entitling Administrative Agent, for and on behalf of the Loan Parties, to exercise any or all remedies provided for herein.

15.           No Waiver.    Failure by Administrative Agent to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Administrative Agent, on behalf of the Loan Parties, and the waiver by Administrative Agent of any default by Grantor hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion.

16.           Rights of Successors to Administrative Agent.    Administrative Agent shall have the right to assign all of Grantor’s right, title, and interest in any or all Leases and Rents (to the extent of the interests therein conferred upon Administrative Agent by the terms hereof) to any subsequent holder or owner of the Loan Documents, or to any person who shall acquire title to the Property through foreclosure or otherwise.  From and after the acquisition of title to the Property by any person, through foreclosure or conveyance in lieu of foreclosure, no assignee of Grantor’s interest in any Lease shall be liable to account to Grantor for the Rents thereafter accruing.

17.           Effect of Release of Deed of Trust.    The recording of any valid release of the Deed of Trust shall operate as a release of this Assignment in favor of the then owner of the Property, provided that the recording of any valid partial release of said Deed of Trust shall operate as a release hereof only with respect to that portion of the Property thereby released from said Deed of Trust, the term “Property” as used herein being deemed thereafter to refer only to that portion of the Property remaining encumbered by said Deed of Trust, and the term “Grantor” as used herein being deemed thereafter to refer only to the owner or owners of such remaining portion of the Property.  Notwithstanding anything to the contrary contained herein, if, in the event of a foreclosure of the Deed of Trust, less than the full amount then owing under the Loan Instruments is bid at any resulting foreclosure sale, this Assignment shall not be released but shall remain in full force and effect after such foreclosure sale and be assigned to the purchaser of the Property at such foreclosure sale.

18.           Notices.    All notices or other communications required or permitted to be given pursuant to this Assignment shall be in writing and shall be considered as properly given if sent in accordance with the terms of the Credit Agreement.

19.           Administrative Agent Affidavits of Debt Due.    The affidavit of any officer of Administrative Agent stating that any part of the indebtedness secured hereby remains unpaid shall constitute conclusive evidence of the validity, effectiveness, and continuing force of this Assignment, and any person may and is hereby authorized to rely upon such affidavit.

20.           Rights Cumulative.    The rights and remedies of Administrative Agent under this Assignment are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which Administrative Agent shall have under the Credit Agreement, the Deed of Trust, or any other Loan Document.

21.           Administrative Agent Not Mortgagee-in-Possession.   Nothing herein shall be construed to constitute Administrative Agent as a “mortgagee-in-possession” in the absence of its taking actual possession of the Property pursuant to the powers granted herein or in any other Loan Document or to impose any liability or obligation on Administrative Agent under or with respect to the Leases and Rents.  Any Rents or any other monies collected by Administrative Agent in connection with the Property shall be applied by Administrative Agent to any sums then due the Loan Parties under the Loan Documents, including any liabilities, losses, damages, claims, demands, costs, expenses, or fees incurred by Administrative Agent in connection with or arising from the Loan Documents or the Property, subject to the terms of the Credit Agreement, in such order as Administrative Agent may elect.

22.           Binding Effect.    The provisions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

23.           Severability.    If any provision under this Assignment shall be invalid, illegal, or unenforceable, it shall not affect or impair the validity, legality, and enforceability of any other provision of this Assignment.

24.           Amendment.    This Assignment may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

25.           Captions.    The captions and headings in this Assignment are for convenience only and shall not be considered in interpreting the provisions of this Assignment.

26.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the United States and of the State of Texas.

27.           No Construction Against Preparer.   This Assignment has been prepared by Administrative Agent and its professional advisors and reviewed by Grantor and its professional advisors.  Administrative Agent, Grantor, and their separate advisors believe that this Assignment is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Administrative Agent or Grantor or against either Administrative Agent or Grantor merely because of their efforts in preparing it.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has executed this Assignment on the date first above written.

GRANTOR:

BEHRINGER HARVARD AUGUSTA LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal and Secretary

STATE OF TEXAS	§
§ ss. Dallas
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this            day of February, 2008, by Gerald J. Reihsen, III, Executive Vice President - Corporate Development & Legal Secretary of Behringer Harvard Augusta LP, a Delaware limited partnership, on behalf such partnership.

Witness my hand and official seal.

Notary Public, State of Texas

My commission expires: